As filed with the Securities and Exchange Commission on March 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4812	84-2027232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(432) 276-3966

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew M. Johnson

Executive Vice President, Chief Financial Officer and Chief Legal Officer

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(432) 276-3966

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jared M. Fishman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel: (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

AST SPACEMOBILE, INC.

56,071,233 SHARES OF CLASS A COMMON STOCK

This prospectus relates (i) to the resale from time to time of an aggregate of 28,520,155 shares of Class A Common Stock issued in connection with the Rakuten Reorganization (as defined below) and in exchange for shares of the Company previously registered under the Securities Act on Form S-3 (File No. 333-265512) filed by the Company on June 9, 2022, by certain of the Selling Stockholders (as defined below), (ii) the resale from time to time of 1,732,537 shares of Class A Common Stock issued in exchange for AST LLC Common Units (as defined below) tendered for redemption by one or more of the members of AST LLC (as defined below), including those who become members of AST LLC upon exercise of AST Incentive Equity Options (as defined below) and exchange of AST Incentive Equity Units (as defined below), pursuant to their contractual rights, by certain of the Selling Stockholders, and (iii) the resale from time to time of an aggregate of 25,818,541 shares of Class A Common Stock issued in connection with the conversion of the Notes (as defined below) by certain of the Selling Stockholders.

We will not receive any proceeds from the resale of the shares of Class A Common Stock by the Selling Stockholders.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of its shares of Class A Common Stock.

Our shares of Class A Common Stock are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTS.” On March 13, 2025, the closing sale price per share of our Class A Common Stock was $26.12.

Investing in our securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision. See the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2025.

You should rely only on the information contained in this prospectus or in any supplement we may file at a later date. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus or supplement, if any, is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“American Tower” refers to ATC TRS II LLC, a Delaware limited liability company.

●	“Antares” refers to Antares Technologies LLC, a Delaware limited liability company.

●	“AST Incentive Equity Option” refers to each outstanding option to purchase AST Incentive Equity Units pursuant to the A&R Operating Agreement and which were granted pursuant to the AST Incentive Plan.

●	“AST Incentive Equity Unit” means a unit of ownership interest which entitles the holder thereof to the distributions, allocations, and other rights that are accorded holders of Incentive Equity Units under the A&R Operating Agreement.

●	“AST Incentive Plan” refers to the AST 2019 Equity Incentive Plan.

●	“AST Equityholders” refers to Avellan, Antares, Vodafone, American Tower and Rakuten.

●	“AST LLC” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST LLC Common Unit” means a unit of ownership interest in AST LLC, which entitles the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement.

●	“AT&T” refers to AT&T Venture Investments, LLC, a Delaware limited liability company.

●	“Avellan” refers to Abel Avellan.

●	“BB satellites” refers to our BlueBird satellites.

●	“Board of Directors” refers to our board of directors.

●	“Business Combination” refers to the transactions contemplated by the Equity Purchase Agreement.

●	“Bylaws” refers to our Amended and Restated Bylaws.

●	“Cellular Broadband” refers to cellular communications at 4G LTE/5G speeds.

●	“Charter” refers to our Second Amended and Restated Certificate of Incorporation.

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of the Company.

●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of the Company.

●	“Class C Share Voting Amount,” as such term is defined in the Charter, which is a number of votes per share equal to (i) (x) 88.3%, minus (y) the total voting power of the outstanding stock of SpaceMobile (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (ii) the number of shares of Class C Common Stock then outstanding.

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●	“Closing” refers to the completion of the Business Combination.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Continuous SpaceMobile Service” with respect to a particular geographical market means close to 100% reliable persistent service across the geographical areas within certain latitudes and a substantially high degree of reliable persistent service across the remaining geographical areas outside the said latitudes.

●	“Equity Purchase Agreement” refers to that certain Equity Purchase Agreement, dated as of December 15, 2020, by and among AST & Science, LLC, New Providence Acquisition Corp., New Providence Management LLC, the AST Existing Equityholder Representative and the Existing Equityholders.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Existing Equityholder(s)” refers to the equityholders of AST LLC pursuant to the Prior AST Operating Agreement.

●	“Google” refers to Google LLC, a Delaware limited liability company.

●	“Invesat” refers to Invesat LLC, a Delaware limited liability company.

●	“Notes” refers to the Convertible Note, dated as of January 22, 2024, issued by the Company in favor of AT&T, the Convertible Note, dated as of January 22, 2024, issued by the Company in favor of Google, the Convertible Note dated as of January 22, 2024, issued by the Company in favor of Vodafone and the Convertible Note, dated as of May 23, 2024, issued by the Company in favor of Verizon Ventures.

●	“Prior AST Operating Agreement” refers to that certain Fourth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“Rakuten” refers to Rakuten Mobile, Inc., a Japanese corporation.

●	“Rakuten Reorganization” means that certain series of transactions occurring on October 10, 2024 (including a Blocker Merger Transaction as defined in the A&R Operating Agreement) resulting in the acquisition by Rakuten of 28,520,155 shares of the Company’s Class A Common Stock and the cancellation of 28,520,155 shares of the Class B Common Stock previously held by Rakuten USA.

●	“Rakuten USA” refers to Rakuten Mobile USA Service Inc., a Delaware corporation.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“SpaceMobile Service” refers to the mobile broadband network that is expected to provide connectivity to standard, unmodified, off-the-shelf mobile phones or 2G/4G LTE/5G devices from the Company’s satellite network.

●	“Sponsor” refers to New Providence Acquisition Management LLC, a Delaware limited liability company.

●	“Stockholders’ Agreement” refers to that certain Amended and Restated Stockholders’ Agreement, dated as of June 5, 2024, by and among the Company, AST Equityholders and AT&T.

●	“Sunset Date” refers to the Sunset Date described in the Stockholders’ Agreement, which is the earliest to occur of (i) Avellan’s retirement or resignation from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the Closing and (iii) Avellan’s death or permanent incapacitation.

●	“Verizon” refers to Verizon Communications Inc., a Delaware corporation.

●	“Verizon Ventures” refers to Verizon Ventures LLC, a Delaware limited liability company.

●	“Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the laws of England and Wales.

●	“2G,” “3G” and “5G” each refer to generations of mobile technology.

●	“4G LTE” refers to fourth generation long-term evolution.

Additionally, references in this prospectus to “SpaceMobile,” the “Company,” the “registrant,” “we,” “us” and “our” in this prospectus refer to AST SpaceMobile, Inc. (formerly known as New Providence Acquisition Corp.), and references to our “management” or our “management team” refer to our officers and directors.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the SEC in connection with (i) the Rakuten Reorganization, in connection with which we issued shares of Class A Common Stock to Rakuten, (ii) the conversion of the Notes and (iii) the exercise and exchange of certain AST Incentive Equity Options and AST Incentive Equity Units. As part of the Rakuten Reorganization, securities that were exercisable or convertible into shares of Class A Common Stock owned by Rakuten USA, were cancelled in exchange for the Class A Common Stock registered hereunder. The resale by Rakuten USA of such shares of Class A Common Stock was previously registered on Form S-3 (File No. 333-265512) filed by the Company on June 9, 2022. In connection with the conversion of the Notes we issued an aggregate of 25,818,541 shares of Class A Common Stock to AT&T, Google, Verizon Ventures and Vodafone. In addition, in connection with the exercise and exchange of such AST Incentive Equity Options and AST Incentive Equity Units, we shall issue up to an aggregate of 1,732,537 shares of Class A Common Stock to Dr. Huiwen Yao and Seraphim Space Investment Trust Plc.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the securities offered by them described in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “plan,” “predict,” “potential” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash and capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	the timing of the assembly, integration and testing as well as regulatory approvals for the launch of our next generation of commercial BB satellites (“Block 2 BB satellites”);

●	anticipated timing and level of deployment of satellites and anticipated developments in technology included in our satellites;

●	anticipated demand and acceptance of mobile satellite services;

●	anticipated costs necessary to execute our business plan, many of which are preliminary estimates subject to change based upon a variety of factors, including but not limited to our success in deploying and testing our constellation of satellites;

●	anticipated timing of our needs for capital or expected incurrence of future costs;

●	prospective performance and commercial opportunities and competitors;

●	our ability to continue to raise funds to finance our operating expenses, working capital and capital expenditures;

●	commercial partnership acquisition and retention;

●	the negotiation of definitive agreements with MNOs and governmental entities relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities, including the size of our addressable market;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	changes in applicable laws or regulations;

●	our ability to invest in growth initiatives and enter into new geographic markets;

●	the possibility we may be adversely affected by other economic, business and/or competitive factors;

●	the outcome of any legal proceedings that may be instituted against us;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business;

●	our ability to consummate the proposed strategic transaction with Ligado Networks LLC (“Ligado”), including our ability to realize the anticipated benefits of our proposed transaction with Ligado and to raise the contemplated financing to fund such transaction; and

●	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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RISK FACTORS

Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any risk factors that we may describe in our Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K filed subsequently, which documents are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our Common Stock could decline, and you could lose all or part of your investment. See “Where You Can Find More Information; Incorporation by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

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OUR COMPANY

We are building the first and only global Cellular Broadband network in space to be accessible directly by everyday smartphones (2G/4G-LTE/5G devices) for commercial use, and other applications for government use utilizing our extensive intellectual property (“IP”) and patent portfolio. The SpaceMobile Service is being designed to provide cost-effective, high-speed Cellular Broadband services to end-users who are out of terrestrial cellular coverage using existing mobile devices. The SpaceMobile Service currently is planned to be provided by a constellation of high-powered, large phased-array satellites in low Earth orbit (“LEO”) using low-band and mid-band spectrum controlled by Mobile Network Operators (“MNOs”).

We intend to work with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. Our vision is that users will not need to subscribe to the SpaceMobile Service directly through us, nor will they need to purchase any new or additional equipment. Instead, users will be able to access the SpaceMobile Service when prompted on their mobile device that they are no longer within range of the land-based facilities of the MNOs or will be able to purchase a plan directly with their existing mobile provider. We intend to seek to use a revenue-sharing business model for SpaceMobile Service in our agreements with MNOs.

The SpaceMobile Service is expected to be highly attractive to MNOs as it will enable them to improve and differentiate their service offering without significant incremental capital investments. The SpaceMobile Service is expected to enable MNOs to augment and extend their coverage without building towers or other land-based infrastructure, including where it is not cost-justified or is difficult due to geographical challenges. As a result of the incremental coverage created by the planned SpaceMobile Service, we believe that MNOs will have the opportunity to increase subscribers’ average revenue per user (“ARPU”).

We also intend to leverage our patented technology, including large phased array and high power capability of our BlueWalker 3 (“BW3”) test satellite and our BB satellites, for a variety of applications in the government sector. To this end, we have entered into agreements with prime contractors for the United States (“U.S.”) government to perform certain tasks and intend to seek to enter into other similar agreements with the U.S. government, either directly or through prime contractors, to develop and test certain non-communication applications and, once qualified, provide certain non-communication and communication services through our satellites.

On April 1, 2019, we launched our first test satellite, BlueWalker 1 (“BW1”), which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol.

We launched our BW3 test satellite on September 10, 2022, and announced the completion of the deployment of the communication phased array antenna of the BW3 test satellite in orbit on November 14, 2022. Using the BW3 test satellite, we successfully completed two-way 5G voice calls directly to standard unmodified smartphones, achieved repeated successful download speeds of above 21 megabits per second (“Mbps”) to standard unmodified smartphones and spectral efficiency of approximately 3 bits per second per hertz. We have also successfully completed initial in-orbit and ground testing for non-communication government applications. We intend to continue testing capabilities of the BW3 test satellite, including further testing with cellular service providers and the U.S. government.

We launched five first generation commercial BB satellites (“Block 1 BB satellites”) on September 12, 2024. The Block 1 BB satellites are of similar size and weight to the BW3 test satellite and have ten times higher throughput than the BW3 test satellite. In October 2024, we completed the deployment of the communication phased array antennas and Q/V antennas in orbit and performed a series of monitoring tests and activities to confirm the successful initial operations of the Block 1 BB satellites. In January 2025, we successfully made the first SpaceMobile video call from space with Vodafone using standard unmodified smartphones. In February 2025, we completed the voice and video call tests on standard unmodified smartphones with AT&T and Verizon in the U.S. and also completed the tests for non-communication applications for the U.S. government. All five Block 1 BB satellites have participated in the tests at various stages. We expect to continue testing for SpaceMobile Service including beta testing prior to rollout of initial noncontinuous SpaceMobile Service in select markets including the United States, Europe and Japan.

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Our next generation of Block 2 BB satellites featuring up to approximately 2,400 square feet communication array, the largest communication array to be ever deployed in a LEO for commercial use and more than three times bigger than the communication array of the Block 1 BB satellites in orbit today, are designed to deliver up to 10 times the bandwidth capacity of the Block 1 BB satellites. We believe the larger aperture array is expected to provide greater spectrum reuse, enhanced signal strength and increased capacity, thereby reducing the necessary number of satellites to achieve service coverage as compared to smaller apertures. In addition, when we introduce our own AST5000 Application Specific Integrated Circuit (“ASIC”) chip in the Block 2 BB satellites, we expect to achieve materially greater throughput capacity of up to 40 MHz per beam to support 120 Mbps peak data rates and up to 10,000 MHz of processing bandwidth per Block 2 BB satellite, require less power and offer a lower overall unit cost. We have reached key production milestones and are in initial production phase of the first batch of the ASIC chip. Until we introduce our ASIC chip in Block 2 BB satellites, we expect to continue to manufacture and launch Block 2 BB satellites that are based on a Field Programmable Gate Arrays (“FPGA”) chip.

We have entered into launch agreements with multiple launch service providers which will enable us to commence a planned launch campaign during 2025 and 2026 to launch approximately 60 Block 2 BB satellites. We have commenced assembling and testing the Block 2 BB satellites in accordance with our plan to meet this launch campaign to enable Continuous SpaceMobile Service coverage across key markets such as the United States, Europe, Japan and other strategic markets as well as to facilitate U.S. government applications. We expect to ship the first next-generation Block 2 BB satellite to the launch provider by the end of April 2025 for a launch estimated to occur shortly thereafter, which will commence our launch campaign of approximately 60 Block 2 BB satellites in 2025 through 2026. The timing of shipment of the first Block 2 BB satellite is contingent on a number of factors including satisfactory and timely completion of the assembly and testing of the Block 2 BB satellite, regulatory approvals for the launch, readiness of the launch vehicle, logistics and other factors, many of which are beyond our control.

We are headquartered in Texas where we operate 194,000 square feet of satellite assembly, integrating and testing (“AIT”) facilities and operate from multiple locations that include AIT and engineering and development locations elsewhere in the United States, India, Scotland, Spain and Israel.

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the selling stockholders named herein (each a “Selling Stockholder” and together, the “Selling Stockholders”) under this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Stockholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Charter and Bylaws is included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 1,225,000,000 shares, of which 800,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, 125,000,000 shares are shares of Class C Common Stock, par value $0.0001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of March 11, 2025, we had approximately 235,941,613 shares of Class A Common Stock, 11,227,292 shares of Class B Common Stock, 78,163,078 shares of Class C Common Stock and approximately 3,053,132 private placement warrants to purchase 3,053,132 shares of Class A Common Stock, issued and outstanding. As of such date, there were 32 holders of record of Class A Common Stock, three holders of record of Class B Common Stock, one holder of record of Class C Common Stock and three holders of record of warrants.

Common Stock

Voting

Under our Charter, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, which, as defined in the Stockholders’ Agreement, is the earliest to occur of (i) the retirement or resignation of Avellan from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the closing of the initial business combination contemplated by the Equity Purchase Agreement and (iii) Avellan’s death or permanent incapacitation, holders of Class C Common Stock will be entitled to one vote per share.

As of March 11, 2025, Avellan and his permitted transferees control, as a group, approximately 76.0% of the combined voting power of the Common Stock as a result of their ownership of all of the Class C Common Stock. Accordingly, Avellan controls the Company’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of our Board of Directors, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Avellan will continue to control the outcome of matters submitted to the stockholders.

Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board of Directors out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock and Class C Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock or Class C Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock or Class C Common Stock.

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Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock and Class C Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Conversion, Transferability and Exchange

Subject to the terms of the A&R Operating Agreement, the members of AST LLC (other than the Company) may from time to time cause AST LLC to redeem any or all of their units of ownership interest in AST LLC that entitle the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement in exchange for, at the Company’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Equityholder Share Settlement”); provided that the Company’s election to effect such redemption as an Existing Equityholder Cash Out or an Existing Equityholder Share Settlement must be approved by a committee of our Board of Directors comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At the Company’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by the Company for the redeemed AST LLC Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange (collectively, the “Existing Equityholder Conversion”), then the number of shares of Class B Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration, and (b) if a holder of Class C Common Stock (i) exercises the Existing Equityholder Cash Out or (ii) exercises the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange and subsequently transfers the Class A Common Stock issued in connection with such redemption and exchange to a person or entity other than Avellan and his permitted transferees, then the number of Class C Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed and exchanged then transferred or cashed out will automatically be cancelled by the Company for no consideration. If Avellan and his permitted transferees exercise the Existing Equityholder Conversion, then the voting power of the Class C Common Stock is reduced commensurate with the voting power of the newly issued Class A Common Stock. The voting power of the Class C Common Stock will be further adjusted if Avellan or his permitted transferees transfer Class A Common Stock to a person or entity that is not Avellan or his permitted transferees.

We may not issue Class B Common Stock or Class C Common Stock such that after the issuance of Class B Common Stock or Class C Common Stock the holder of such stock does not hold an identical number of AST LLC Common Units.

Other Provisions

None of the Class A Common Stock, Class B Common Stock or Class C Common Stock has any preemptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock. Our Board of Directors is authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board of Directors will also be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, which could have a negative impact on the market price of the Class A Common Stock.

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Exclusive Forum

Our Bylaws provide that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or to our stockholders by any of our directors, officers or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our Charter or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Bylaws further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of Our Charter and Our Bylaws

The provisions of our Charter and our Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

Our Charter and our Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and that may have the effect of delaying, deferring or preventing our future takeover or change in control unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Charter and our Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by our Board of Directors, the chairman of our Board of Directors, or, until the earlier of (i) the Sunset Date or (ii) the time we are no longer a “controlled company,” by our secretary at the request of holders representing a majority of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board of Directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

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Authorized But Unissued Shares. Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to, in the case of the Class A Common Stock, the rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of AST LLC Common Units and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock, coupled with the extraordinary voting right of the Class C Common Stock, could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. Our Charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter provides that to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that we will provide our directors and officers with indemnification and advancement and prepayment of expenses to the fullest extent permitted by law. We have entered into indemnification agreements with each of our executive officers and directors that provide them, in general, with indemnification to the fullest extent provided by law in connection with their service to us or on our behalf.

Registration Rights Agreements

In connection with New Providence Acquisition Corp.’s initial public offering, we entered into that certain Registration and Stockholder Rights Agreement, dated as of September 13, 2019 (the “2019 Registration Rights Agreement”), by and among the Company, the Sponsor and the other parties thereto (collectively, the “2019 Holders”) pursuant to which we granted the 2019 Holders certain registration rights with respect to, among other things, the private placement warrants and the shares of Class A Common Stock that were issued at the Closing upon conversion of the 2019 Holders’ founder shares. The 2019 Holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the 2019 Holders have certain “piggy-back” registration rights and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

On December 16, 2020, we entered into subscription agreements (the “PIPE Subscription Agreements”) with investors who participated in the Private Investment in Public Equity Investment (such investors, the “PIPE Investors”), pursuant to which we (i) issued an aggregate of 23,000,000 shares of Class A Common Stock to the PIPE Investors at the Closing and (ii) agreed to register such shares.

At the Closing, we entered into the Registration Rights Agreement, dated as of April 6, 2021, by and among the Company, the Sponsor and the Existing Equityholders (collectively, the “Holders,” such agreement, the “2021 Registration Rights Agreement” and, together with the 2019 Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which we granted the Holders certain registration rights with respect to the registrable securities of the Company. Among other things, the 2021 Registration Rights Agreement requires us to register the shares of Class A Common Stock issued in connection with the Business Combination and any shares of Class A Common Stock issued upon the redemption of any AST LLC Common Units. The Holders are entitled to: (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands in any 12-month period) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50.0 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

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On January 16, 2024, we entered into a Convertible Security Investment Agreement (the “Investment Agreement”) with AT&T, Google, and Vodafone (together, the “Investors”), pursuant to which the Investors purchased subordinated convertible notes for an aggregate principal amount of $110.0 million (such notes, the “Initial Notes”). On January 22, 2024, in connection with the Investment Agreement, we entered into an Investor and Registration Rights Agreement (the “Investor and Registration Rights Agreement”) with each of the Investors pursuant to which we granted the Investors certain registration rights with respect to their registrable securities of the Company. Among other things, the Investor and Registration Rights Agreement requires us to register the shares of Class A Common Stock issuable upon conversion of the Initial Notes. The Investors will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of three demands) and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50.0 million, and (ii) “piggy-back” registration rights to registration statements filed in the future. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

On May 23, 2024, Verizon Ventures became a party to the Investment Agreement, pursuant to which Verizon Ventures purchased a subordinated convertible note for an aggregate principal amount of $35.0 million (such note, the “Verizon Convertible Note” and such investment, the “Verizon Investment”). The Verizon Convertible Note has the same terms as the Initial Notes except that the Verizon Convertible Note will bear interest only from its date of issuance. In connection with the Verizon Investment, Verizon Ventures executed a joinder to become a party to the Investor and Registration Rights Agreement.

On January 22, 2025, the Company issued a notice to the holders of the Notes that it exercised its option to require all the Notes to convert into shares of Class A Common Stock of the Company at a conversion price of $5.75 per share. The principal amount of the Notes to be converted, plus accrued interest through the date thereof, was approximately $148.5 million, and as a result, the Company issued 25,818,541 shares of Class A Common Stock in satisfaction of its conversion obligation. The Notes were automatically cancelled upon the issuance of the shares resulting from the conversion of the Notes.

On June 4, 2024, we, the Holders and Antares entered into Amendment No. 1 and Joinder to Registration Rights Agreement (the “Registration Rights Agreement Amendment”), which amends certain terms and conditions of the 2021 Registration Rights Agreement. The Registration Rights Agreement Amendment removes Invesat as a party and adds Antares as a party to the 2021 Registration Rights Agreement as well as assigning and designating all of the rights and obligations of Invesat under the 2021 Registration Rights Agreement to Antares. Additionally, the Registration Rights Agreement Amendment streamlines the process for effecting blocker merger transactions as provided under A&R Operating Agreement. In connection with the Rakuten Reorganization, Rakuten USA assigned all of its rights and obligations under the 2021 Registration Rights Agreement, as amended, to Rakuten. On October 10, 2024, Rakuten executed a Joinder to the 2021 Registration Rights Agreement agreeing to be bound by all terms, provisions and conditions contained therein.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

For as long as any shares of our Class A Common Stock are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of our Class A Common Stock (including securities exercisable for or convertible into our Class A Common Stock) reflected in the register administered by our transfer agent.

We have listed shares of our Class A Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on Nasdaq in book-entry form.

Listing of Class A Common Stock

Our Class A Common Stock is listed on Nasdaq under the symbol “ASTS”.

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SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of an aggregate of 28,520,155 shares of Class A Common Stock. The Selling Stockholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Class A Common Stock other than through a public sale (including, for the avoidance of doubt, any recipient of shares of Class A Common Stock issued by the Company in connection with a Blocker Transaction (as defined in the 2021 Registration Rights Agreement, as amended).

The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders, and the aggregate number of shares of Class A Common Stock that such Selling Stockholder may offer pursuant to this prospectus.

	Before the Offering		After the Offering
Name of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock
Rakuten Mobile, Inc.(1)	28,520,155	28,520,155	—	—

(1)	The shares of Class A Common Stock were received in connection with the Rakuten Reorganization, pursuant to which Rakuten USA ceased to exist. The Rakuten Reorganization was effected in order to comply with the Company’s obligations under Section 11.8 of the A&R Operating Agreement. Pursuant to this provision, the Company was required to work together in good faith with the requesting member, Rakuten USA, to structure a Blocker Merger Transaction (as defined in the Operating Agreement). In connection with the Rakuten Reorganization, AST SpaceMobile Holdings III, LLC and AST SpaceMobile Holdings IV, LLC, each a Delaware limited liability company that is treated as a disregarded entity of the Company, entered into an Agreement and Plan of Merger with Rakuten USA and Rakuten. The Rakuten Reorganization was effected as a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof. Rakuten USA was a subsidiary of Rakuten. Mr. Mikitani is the founder, Chairman and Chief Executive Officer of Rakuten and has voting and investment discretion with respect to the securities held of record by Rakuten. The business address for Rakuten is c/o Rakuten Mobile, Inc., Rakuten Crimson House, 1-14-1 Tamagawa, Setagaya-Ku, Tokyo 158-0094 Japan.

In addition, the following table provides the names of the Selling Stockholders who may from time to time offer Class A Common Stock, received by them in redemption of AST LLC Common Units, including those issuable upon exercise of AST Incentive Equity Options and exchange of AST Incentive Equity Units. The following table sets forth the number of shares of Class A Common Stock held by such Selling Stockholders prior to any such exercise, exchange or redemption by them of AST Incentive Equity Options, AST Incentive Equity Units or AST LLC Common Units, the maximum number of shares of Class A Common Stock issuable to such Selling Stockholders in such exercise, exchange and redemption that may be resold hereby and the aggregate number of shares of Class A Common Stock that will be owned by such Selling Stockholders after such exercise, exchange, redemption and resale. Since such Selling Stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the Selling Stockholders will offer pursuant to this prospectus or that the Selling Stockholders will own upon completion of the offering to which this prospectus relates.

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Selling Stockholder	Shares of Class A Common Stock Owned Prior to the Exchange	AST LLC Common Units Owned Prior to the Exchange(1)	Maximum Number of Shares of Class A Common Stock Issuable in the Exchange to be Resold	Shares of Class A Common Stock Owned After Resale(2)
				Number	%
Huiwen Yao(3)	55,000	1,169,985	1,224,985	—	*
Seraphim Space Investment Trust Plc(4)	—	507,552	507,552	—	*
Total	55,000	1,677,537	1,732,537	—	*

*	less than 1%
(1)	Includes AST LLC Common Units that may be issuable upon exchange of AST Incentive Equity Units for AST LLC Common Units, regardless of whether such AST Incentive Equity Units are currently exchangeable. Also includes AST LLC Common Units that may be issuable upon exercise of AST Incentive Equity Options for AST Incentive Equity Units and the corresponding exchange of such AST Incentive Equity Units for AST LLC Common Units, regardless of whether such AST Incentive Equity Options are currently exercisable.
(2)	Assumes that the Selling Stockholders sell all of their shares of Class A Common Stock offered pursuant to this prospectus. The percentage ownership is determined for each Selling Stockholder by taking into account the issuance and sale of shares of Class A Common Stock of only such Selling Stockholder.
(3)	Dr. Yao has voting and investment power over 55,000 shares of Class A Common Stock that were issued in redemption of AST LLC Common Units and an option exercisable for 1,169,985 AST Incentive Equity Units, which may be exchanged for 1,169,985 AST LLC Common Units, which may be redeemed for 1,169,985 shares of Class A Common Stock. Dr. Yao is the Chief Technology Officer of the Company.
(4)	Seraphim Space Manager LLP (“Seraphim Space”) is the investment manager of Seraphim Space Investment Trust Plc (“Seraphim”). Liberum Wealth Limited (“Liberum”) is the custodian of Seraphim. Seraphim Space has voting and investment power over an option exercisable for 507,552 AST Incentive Equity Units, which may be exchanged for 507,552 AST LLC Common Units, which may be redeemed for 507,552 shares of Class A Common Stock. Each of Seraphim Space and Liberum disclaim beneficial ownership of these securities. The business address for Seraphim Space is 2nd Floor One Fleet Place, London, England EC4M 7WS. The business address for Seraphim is 5th Floor 20 Fenchurch Street, London, England EC3M 3BY. The business address of Liberum is 1st Floor, Royal Chambers, St Julian’s Avenue, St Peter Port, Guernsey, GY1 2HH.

In addition, the following table provides the names of the Selling Stockholders who may from time to time offer Class A Common Stock, received by them following the conversion of the Notes. The following table sets forth the number of shares of Class A Common Stock held by such Selling Stockholders prior to the conversion of the Notes, the maximum number of shares of Class A Common Stock issuable to the Selling Stockholders following the conversion of the Notes, and the aggregate number of shares of Class A Common Stock that will be owned by such Selling Stockholders after such conversion and resale. Since such Selling Stockholders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the Selling Stockholders will offer pursuant to this prospectus or that the Selling Stockholders will own upon completion of the offering to which this prospectus relates.

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Selling Stockholder	Shares of Class A Common Stock Owned Prior to the Conversion		Maximum Number of Shares of Class A Common Stock Issuable in the Conversion to be Resold(1)	Shares of Class A Common Stock Owned After Resale(2)
				Number	%(3)
AT&T Venture Investments, LLC(4)	—		6,260,440	—	*
Google LLC(5)	—		8,943,486	—	*
Verizon Ventures LLC(6)	—		6,142,872	—	*
Vodafone Ventures Limited(7)	10,044,454	(8)	4,471,743	10,044,454	4.10%
Total	10,044,454		25,818,541	10,044,454	4.10%

*	less than 1%
(1)	Includes shares resulting from the conversion of the Notes.
(2)	Assumes that the Selling Stockholders sell all of their shares of Class A Common Stock offered pursuant to this prospectus. The percentage ownership is determined for each Selling Stockholder by taking into account the issuance and sale of shares of Class A Common Stock of only such Selling Stockholder.
(3)	Calculations of the percentage of the Class A Common Stock beneficially owned assume (i) 235,941,613 shares of Class A Common Stock outstanding as of March 11, 2025, and (ii) for Vodafone, that the 9,044,454 shares of Class A Common Stock issuable upon conversion of the AST Common Units held by Vodafone are issued and outstanding.
(4)	In addition to the Note held by AT&T, the Convertible Security Investment Agreement, the Investor and Registration Rights Agreement and the Stockholders’ Agreement, AT&T Inc. is a party, through one or more of its affiliates, to the following agreements: (a) a long-term spectrum lease agreement to lease certain 850 MHz cellular A and B block spectrum and certain lower 700 MHz B and C block spectrum, pursuant to which the Company uses AT&T Inc.’s spectrum to offer satellite direct-to-cell service, also known as supplemental coverage from space; (b) a side letter providing for certain commercial and governance arrangements, (c) an equipment purchase agreement, pursuant to which AT&T Inc. purchases hardware (including RAN equipment), software and related licenses & warranties essential to the operation of the Company’s services to AT&T Inc., (d) a master collocation agreement, pursuant to which the Company uses space and power at certain AT&T Inc. earth stations and (e) license agreement granting the Company the right to site their antennas & related equipment at certain locations. AT&T is a wholly owned subsidiary of AT&T Inc. and AT&T Inc. has voting and investment discretion with respect to the securities held of record by AT&T. The business address for each of AT&T and AT&T Inc. is 208 South Akard Street, Dallas, Texas 75202.
(5)	In addition to the Note held by Google, the Convertible Security Investment Agreement and the Investor and Registration Rights Agreement, the Company and Google are party to a Satellite Connectivity Services Agreement, pursuant to which the Company provides Google with access to the Company’s satellite network for emergency services capabilities. The business address of Google is 1600 Amphitheatre Parkway, Mountain View, CA 94043.
(6)	In addition to the Note held by Verizon Ventures, the Convertible Security Investment Agreement and the Investor and Registration Rights Agreement, Cellco Partnership (an affiliate of Verizon Ventures) has entered into a Memorandum of Understanding with the Company and intends to enter a definitive agreement on mutually agreed upon terms for commercial services. Verizon Ventures is a wholly owned subsidiary of Verizon and Verizon has voting and investment discretion with respect to the securities held of record by Verizon Ventures. The business address of Verizon Ventures is One Verizon Way, Basking Ridge, New Jersey 07920 and the business address of Verizon is 1095 Avenue of the Americas, New York, New York 10036.
(7)	In addition to the Note held by Vodafone, the Convertible Security Investment Agreement, the Investor and Registration Rights Agreement and the Stockholders’ Agreement, Vodafone has (a) also agreed to enter into one or more definitive agreements with the Company (the “Vodafone Commercial Agreements”) for a commercial partnership that is anticipated to use the SpaceMobile Service and (b) the Company and Vodafone have entered into a side letter related to the Vodafone Commercial Agreements in which the Company agreed (i) not to enter into any material corporate strategic relationship or material commercial agreement with a party other than Vodafone and its affiliates that would be reasonably expected to materially frustrate the Company’s ability to satisfy the obligations under the Vodafone Commercial Agreements with certain exceptions; (ii) to allocate sufficient funds in the capital budget to facilitate compliance with the obligations under the Vodafone Commercial Agreements; and (iii) not to alter the business plan in a manner that is materially detrimental to the Company’s ability to satisfy the obligations under the Vodafone Commercial Agreements. Vodafone is a wholly owned subsidiary of Vodafone Group Plc and Vodafone Group Plc has voting and investment discretion with respect to the securities held of record by Vodafone. The business address of Vodafone and Vodafone Group Plc is Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, United Kingdom
(8)	Comprised of (i) 1,000,000 shares of Class A Common Stock and (ii) 9,044,454 AST LLC Common Units, which may be redeemed or exchanged for Class A Common Stock under certain circumstances.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A Common Stock. For purposes of the above tables, we have assumed that the Selling Stockholders will have sold all of our Common Stock covered by this prospectus upon the completion of the offering. The percentage ownership of shares of Class A Common Stock is based on 235,941,613 shares of Class A Common Stock issued and outstanding as of March 11, 2025.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of Class A Common Stock registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of Class A Common Stock in this offering. See “Plan of Distribution.”

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PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees (including, for the avoidance of doubt, any recipient of Class A Common Stock issued by the Company in connection with a Blocker Transaction (as defined in the 2021 Registration Rights Agreement, as amended), distributees or other successors-in-interest selling shares of our Class A Common Stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A Common Stock on any stock exchange, market or trading facility on which shares of our Class A Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their shares of Class A Common Stock therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the shares of Class A Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners or shareholders;

●	short sales effected after the date of the registration statement of which this prospectus is a part are declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Class A Common Stock or warrants at a stipulated price per share or warrant; and

●	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our Class A Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such shares of our Class A Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

The Selling Stockholders also may in the future resell a portion of our Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Class A Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreements and the PIPE Subscription Agreements, we have agreed to indemnify the Selling Stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. In addition, we and the Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

The Selling Stockholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Stockholders, the terms of our Class A Common Stock and any material relationships between us and the Selling Stockholders. The Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

A Selling Stockholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus, which we expect to be approximately $350,000.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

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EXPERTS

The consolidated financial statements of the Company and subsidiaries as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ast-science.com. The information on or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

●	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on July 30, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 22, 2025 (solely to the extent of the information contained in Item 3.02, Item 8.01 and Item 9.01, other than information furnished rather than filed), January 27, 2025, January 31, 2025, February 3, 2025 and February 7, 2025 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (432) 276-3966, or by sending a written request to AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary.

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AST SpaceMobile, Inc.

56,071,233 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

March 14, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

Securities and Exchange Commission registration fee	$245,689
Accounting fees and expenses	35,000
Legal fees and expenses	75,000
Financial printing and miscellaneous expenses	—
Total	$355,689

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

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Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. We have filed the exhibits listed on the accompanying exhibit index of this registration statement.

No.	Description of Exhibit
2.1	Strategic Collaboration Term Sheet, dated as of January 5, 2025, by and between Ligado Networks LLC and AST & Sciences, LLC (incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 7, 2025).
3.1	Second Amended and Restated Certificate of Incorporation of AST SpaceMobile, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 12, 2021).
3.2	Amended and Restated Bylaws of AST SpaceMobile, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on April 12, 2021).
4.1	Specimen Common Stock Certificate of the registrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 12, 2021).
5.1*	Opinion of Sullivan & Cromwell LLP as to the validity of shares of AST SpaceMobile, Inc. Class A Common Stock.
10.1	Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 7, 2024).
10.2	First Amendment to Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 10.1 to the registrants Current Report on Form 8-K filed with the SEC on February 7, 2025).
10.3	Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on April 12, 2021).
10.4	Fifth Amended and Restated Limited Liability Limited Company Agreement of AST & Science, LLC (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed with the SEC on April 12, 2021).
10.5	Amendment No. 1 and Joinder to Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on June 7, 2024).
23.1*	Consent of Independent Registered Public Accounting Firm (KPMG LLP).
23.2*	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this registration statement).
107*	Filing Fee Table.

*	Filed herewith.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes:

(1)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on March 14, 2025.

AST SpaceMobile, Inc.

By:	/s/ Abel Avellan
Name:	Abel Avellan
Title:	Chief Executive Officer

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Each person whose signature appears below constitutes and appoints each of Abel Avellan, Andrew M. Johnson, or Maya Bernal, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 14, 2025.

Signature	Title

/s/ Abel Avellan	Chairman and Chief Executive Officer
Abel Avellan	(Principal Executive Officer and Director)

/s/ Andrew Johnson	Chief Financial Officer, Chief Legal Officer and Director
Andrew Johnson	(Principal Financial Officer and Director)

/s/ Maya Bernal	Chief Accounting Officer
Maya Bernal	(Principal Accounting Officer)

/s/ Adriana Cisneros	Director
Adriana Cisneros

/s/ Luke Ibbetson	Director
Luke Ibbetson

/s/ Edward Knapp	Director
Edward Knapp

/s/ Keith Larson	Director
Keith Larson

Director
Hiroshi Mikitani

/s/ Ronald Rubin	Director
Ronald Rubin

/s/ Richard Sarnoff	Director
Richard Sarnoff

/s/ Julio A. Torres	Director
Julio A. Torres

/s/ Johan Wibergh	Director
Johan Wibergh

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